Terex Announces First Quarter 2026 Financial Results Conference Call

NORWALK, CT. April 17, 2026 /PRNewswire/ -- Terex Corporation (NYSE: TEX) will host a conference call to review its first quarter 2026 financial results on Friday, May 1, 2026 at 8:30 a.m. Eastern Time. Simon Meester, President and Chief Executive Officer, and Jennifer Kong-Picarello, Senior Vice President and Chief Financial Officer, will host the call.

The Company’s financial results will be issued and available at https://investors.terex.com prior to the call the morning of Friday, May 1, 2026.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex
Terex Corporation is a global leader in specialized equipment solutions, serving essential sectors such as emergency services, waste and recycling, utilities, and construction. Our diversified portfolio positions us in resilient, high-demand markets with strong long-term growth potential.
We design and manufacture advanced specialty vehicles—including fire, ambulance, and recreational vehicles—alongside waste collection vehicles, materials processing machinery, mobile elevating work platforms, and equipment for the electric utility industry. Through our global dealer, parts and service network and true value-creating digital solutions, we deliver best-in-class lifecycle support, helping customers maximize return on investment.
With a strong manufacturing footprint in the United States and operations across Europe, India, and Asia Pacific, Terex combines global reach with local expertise to capture opportunities worldwide. Our strategy is clear: exceed customer expectations, invest in innovation, leverage our diversified portfolio, and deliver consistent, profitable growth for our shareholders.
For more information, please visit www.terex.com.

Contact Information
Derek Everitt
VP Investor Relations
Email: Derek.Everitt@Terex.com